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                                                                       EXHIBIT 5


                    [KIMBERLY-CLARK CORPORATION LETTERHEAD]


                               December 12, 1995


Kimberly-Clark Corporation
351 Phelps Drive
Irving, Texas 75261


         Re: Registration of Shares of Common Stock and Associated Preferred Stock Purchase Rights.
                 -----------------------------------------------------


Ladies and Gentlemen:

                 I have acted as counsel to Kimberly-Clark Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") to its Registration Statement on Form S-4 (Registration No. 33-64063) relating to the registration of shares of Common Stock, $1.25 par value, of the Company (the "New Shares"), together with the Preferred Stock Purchase Rights (the "Rights") associated therewith, to be issued after the Effective Time (as defined in the Agreement and Plan of Merger dated as of July 16, 1995 (the "Merger Agreement") among the Company, Rifle Merger Co., a Pennsylvania corporation and a wholly-owned subsidiary of the Company ("Sub"), and Scott Paper Company, a Pennsylvania corporation ("Scott"), which provides for the merger (the "Merger") of Sub with and into Scott, with Scott surviving as a wholly-owned subsidiary of the Company), pursuant to and in accordance with:
(i) the Substitute Options (as defined in the Merger Agreement) and (ii) the Consulting Agreement dated as of July 16, 1995 (the "Consulting Agreement") among Scott, the Company and Albert J. Dunlap. The terms of the Rights are set forth in the Rights Agreement dated as of June 21, 1988, as amended and restated as of June 8, 1995 (the "Rights Agreement"), between the Company and The First National Bank of Boston, as Rights Agent.

                 Based on the foregoing, it is my opinion that:

                 1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

                 2. Each New Share issuable upon exercise of a Substitute Option will be legally issued, fully paid and non-assessable when: (i) the Post-Effective Amendment shall have become effective under the Securities Act and (ii) a certificate representing such New Share shall have been duly executed,
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countersigned and registered and duly delivered upon receipt of the agreed consideration therefor in accordance with the terms of the applicable stock option agreement.

                 3. Each New Share issuable pursuant to the Consulting Agreement will be legally issued, fully paid and non-assessable when: (i) the Post-Effective Amendment shall have become effective under the Securities Act and (ii) a certificate representing such New Share shall have been duly executed, countersigned and registered and duly delivered upon receipt of the agreed consideration therefor in accordance with the terms of the Consulting Agreement.

                 4. Each Right associated with a New Share will be legally issued when: (i) the Post-Effective Amendment shall have become effective under the Securities Act; (ii) such Right shall have been duly issued in accordance with the terms of the Rights Agreement; and (iii) the associated New Share shall have been duly issued as set forth in paragraph 2 or 3, as the case may be.

                 The foregoing opinions are limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the New Shares.

                 I hereby consent to the filing of this opinion as an Exhibit to the Post-Effective Amendment and to all references to me included in or made part of the Registration Statement described above and any related Prospectus.


                                                 Very truly yours,


                                                 O. GEORGE EVERBACH
                                                 -------------------------
                                                 O. George Everbach
                                                 Senior Vice President --
                                                 Law and Government Affairs
                                                 Kimberly-Clark Corporation





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